As filed with the Securities and Exchange Commission on March 11, 1998
                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                         SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C. 20549

                              ------------------------
                                     FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933
                              ------------------------

                              WORLD COLOR PRESS, INC.
               (Exact name of registrant as specified in its charter)

DELAWARE                         ________________           37-1167902
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                             Identification No.)


                                      THE MILL
                                340 PEMBERWICK ROAD
                            GREENWICH, CONNECTICUT 06831
                      (Address of principal executive offices)

                               ------------------------
      SECOND AMENDED AND RESTATED STOCK OPTION PLAN OF WORLD COLOR PRESS, INC.
         THE AMENDED AND RESTATED 1995 SENIOR MANAGEMENT STOCK OPTION PLAN
                             OF WORLD COLOR PRESS, INC.
                             (full title of the plans)

                               ------------------------

                                                  Copy to:
     JENNIFER L. ADAMS, ESQ.                      STEVEN DELLA ROCCA, ESQ.
     Vice Chairman, Chief Legal and               Latham & Watkins
     Administrative Officer and Secretary         885 Third Avenue
     World Color Press, Inc.                      Suite 1100
     The Mill, 340 Pemberwick Road                New York, New York 10022
     Greenwich, Connecticut 06831                 (212)906-1200
     (203) 532-4200
     (Name, address, including zip code,
     and telephone number, including
     area code, of agent for service)

                               ------------------------
                           CALCULATION OF REGISTRATION FEE

=======================================================================================================
Title of Each Class of             Amount to be   Proposed Maximum    Proposed Maximum    Amount of
Securities to be Registered        Registered     Offering Price      Aggregate           Registration
                                                  Per Share (1)       Offering Price      Fee
--------------------------------- -------------- ------------------- ------------------- --------------
Common Stock, $.01 par value        3,264,190          $14.408           $47,029,650         $13,873.75
=======================================================================================================

(1) Solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) on the basis of the weighted average ($14.408) of the exercise prices for the 3,264,190 shares subject to options that are outstanding under the Plans as of March 10, 1998.

                                        PART I

Item 1.        Plan Information

     Not required to be filed with this Registration Statement.

Item 2.        Registrant Information and Employee Plan Annual Information

     Not required to be filed with this Registration Statement.

                                      PART II

Item 3.        Incorporation of Documents by Reference

     The documents listed below have been filed by World Color Press, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") and are incorporated in this Registration Statement by reference:

          a. The Company's Annual Report on Form 10-K for the fiscal year ended December 29, 1996.

          b. The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 30, June 29 and September 28, 1997, respectively.

          c. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Securities Exchange Act of 1934 since the end of the Company's fiscal year ended December 29, 1996.

          d. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed on January 22, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.        Description of Securities

     Not required to be filed with this Registration Statement.

Item 5.        Interests of Named Experts and Counsel

     The legality of the shares of the Company's common stock, par value $.01 per share (the "Common Stock"), offered hereby will be passed upon for the Company by Latham & Watkins, New York, New York. Certain partners of Latham & Watkins, members of their families, related persons and others, have an indirect interest, through limited partnerships, in less than 1% of the Common Stock. Such persons do not have the power to vote or dispose of such shares of Common Stock. In addition, certain partners of Latham & Watkins, members of their families, related persons and others, in the aggregate, own less than 1% of the Common Stock. Such persons may have the power to vote or dispose of their shares of Common Stock.

Item 6.        Indemnification of Directors and Officers

     As permitted by Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability (i) for breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (governing distributions to stockholders) or (iv) for any transaction for which a director derives an improper personal benefit. In addition, Section 145 of the General Corporation Law of Delaware and Article VIII, Section 1 of the Company's Amended and Restated By-laws (the "By-laws"), under certain circumstances, provide for the indemnification of the Company's officers, directors, employees, and agents against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to Article VIII, Section 1 of the By-laws.

     In general, the Company will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and except that no such indemnification will be made in respect of any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such Court of Chancery or such other court deems proper.

     Any indemnification under the previous paragraphs (unless ordered by a court) will be made by the Company only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth above. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding or (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion or (3) by the stockholders. To the extent that a director, officer, employee or agent of the Company is successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Company in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the manner provided above upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it is ultimately determined that he is entitled to be indemnified by the Company as authorized by the By-laws.

     The indemnification provided by Article VIII, Section 1 of the By-laws is not exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

     The board of directors may authorize, by a vote of a majority of a quorum of the board of directors, the Company to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against such liability under the By-laws.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Item 7.        Exemption from Registration Claimed

     Not applicable.

Item 8.        Exhibits

     4.1 Second Amended and Restated Stock Option Plan of World Color Press, Inc. (incorporated by reference to Exhibit 10.9 to World Color's Annual Report on Form 10-K for the fiscal year ended December 25, 1994).

     4.2 Form of World Color Stock Option Agreement (incorporated by reference to Exhibit 10.25 to World Color's Registration Statement on Form S-1 (No. 33-59490) under the Securities Act of 1933 (the "World Color Debt S-1")).

     4.3 The Amended and Restated 1995 Senior Management Stock Option Plan of World Color Press, Inc. (incorporated by reference to Exhibit
               10.3 to World Color's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997).

     4.4 Form of 1995 Senior Management Stock Option Agreement (incorporated by reference to Exhibit 10.26 to the World Color Equity S-1).

     4.5       Form of Unitholders Agreement (incorporated by reference to
               Exhibit 10.21 to the World Color Debt S-1).

     4.6 Form of Optionholders Agreement between World Color and certain Optionholders (incorporated by reference to Exhibit 10.23 to the World Color Debt S-1).

     4.7 Form of Stock Option Agreement between World Color and certain Optionholders.

     5.1       Opinion of Latham & Watkins.

     23.1      Consent of Deloitte & Touche LLP.

     23.2      Consent of Latham & Watkins (included in Exhibit 5.1).

     24.1 Power of Attorney (incorporated in the signature page to the Registration Statement).

Item 9.        Undertakings

               a.   The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events
                    arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set froth in the "Calculation of Registration Fee" table in the effective registration statement;

                         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(ii) and (a)(1)(iii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               b. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Greenwich, Connecticut, on March 11, 1998.



                                             WORLD COLOR PRESS, INC.

                                             By: /s/ Jennifer L. Adams
                                                ---------------------------
                                             Vice Chairman, Chief Legal and
                                             Administrative Officer


                                 POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Robert G. Burton, Jennifer L. Adams and Thomas Quinlan and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of resubstitution and substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in their respective capacities with World Color Press, Inc. and on the dates indicated.

SIGNATURES                    TITLES                        DATE
----------                    ------                        ----

/s/ Robert G. Burton          Chairman of the Board         March 11, 1998
-------------------------     of Directors, President
                              and Chief Executive
                              Officer (Principal
                              Executive Officer)


/s/ Marc L. Reisch            Director, Group President,    March 11, 1998
-------------------------     Sales and Chief Operating
                              Officer


/s/ Gerald S. Armstrong       Director                      March 11, 1998
-------------------------


/s/ Patrice M. Daniels        Director                      March 11, 1998
-------------------------


/s/ Henry R. Kravis           Director                      March 11, 1998
-------------------------


/s/ Alexander Navab, Jr.      Director                      March 11, 1998
-------------------------


/s/ George R. Roberts         Director                      March 11, 1998
-------------------------


/s/ Scott M. Stuart           Director                      March 11, 1998
-------------------------


/s/ Dr. Mark J. Griffin       Director                      March 11, 1998
-------------------------

WORLD COLOR PRESS, INC.
EXHIBIT INDEX

EXHIBIT
NUMBER    DESCRIPTION OF EXHIBIT
-------   ----------------------

4.1 Second Amended and Restated Stock Option Plan of World Color Press, Inc. (incorporated by reference to Exhibit 10.9 to World Color's Annual Report on Form 10-K for the fiscal year ended December 25,
          1994).

4.2 Form of World Color Stock Option Agreement (incorporated by reference to Exhibit 10.25 to World Color's Registration Statement on Form S-1 (No. 33-59490) under the Securities Act of 1933 (the "World Color Debt S-1")).

4.3 The Amended and Restated 1995 Senior Management Stock Option Plan of World Color Press, Inc. (incorporated by reference to Exhibit 10.3 to World Color's Quarterly Report on Form 10-Q for the quarter ended June 29, 1997),

4.4 Form of 1995 Senior Management Stock Option Agreement (incorporated by reference to Exhibit 10.26 to the World Color Equity S-1).

4.5       Form of Unitholders Agreement (incorporated by reference to Exhibit
          10.21 to the World Color Debt S-1).

4.6 Form of Optionholders Agreement between World Color and the Optionholders (incorporated by reference to Exhibit 10.23 to the World Color Debt S-1).

4.7       Form of Stock Option Agreement between World Color and certain
          Optionholders.

5.1       Opinion of Latham & Watkins.

23.1      Consent of Deloitte & Touche LLP.

23.2      Consent of Latham & Watkins (included in Exhibit 5.1).

24.1 Power of Attorney (incorporated in the signature page to the Registration Statement).